Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Native American Energy Group Inc.
Forest Hills, New York

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Native American Energy Group, Inc. of our report dated April 15, 2011 relating to the accompanying audited financial statements as of December 31, 2010 which appears in the Annual Report.

/s/ KALANTRY LLP
(formerly Dwarka Kalantry CPA)

Forest Hills, New York
April 15, 2011